The information in this preliminary pricing supplement is not complete and may be changed.

Preliminary Pricing Supplement          SUBJECT TO COMPLETION      July 16, 2007

Pricing Supplement
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated March 6, 2007)

================================================================================

[RBC LOGO]                                   $[o]
                                Reverse Convertible Notes, each
                 Linked to the Common Stock of a Single Reference Stock Issuer
                           Senior Global Medium-Term Notes, Series C

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus dated January 5, 2007, the product prospectus supplement dated March 6, 2007 and the prospectus supplement dated February 28, 2007.

General:                        This pricing supplement relates to forty-one
                                (41) separate Reverse Convertible Notes
                                ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes"), some of six months ("Six Month Notes") and some of twelve months ("Twelve Month Notes"). The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                         Royal Bank of Canada ("Royal Bank")

Pricing Date:                   July 26, 2007

Issuance Date:                  July 31, 2007

Deposit Currency                U.S. Dollars

Denominations:                  Minimum denomination of $1,000, and integral
                                multiples of $1,000 thereafter.

Three Month Notes:

         Valuation Date:        October 26, 2007

         Maturity Date:         October 31, 2007

         Coupon Payment         August 31, 2007, September 28, 2007 and October
         Date(s):               31, 2007

Six Month Notes:

         Valuation Date:        January 28, 2008

         Maturity Date:         January 31, 2008

         Coupon Payment         August 31, 2007, September 28, 2007, October
         Date(s):               31, 2007, November 30, 2007, December 31 2007
                                and January 31, 2008

Twelve Month Notes:

         Valuation Date:        July 28, 2008

         Maturity Date:         July 31, 2008

         Coupon Payment         August 31, 2007, September 28, 2007, October
         Date(s):               31, 2007, November 30, 2007, December 31 2007,
                                January 31, 2008, February 29, 2008, March 31,
                                2008, April 30, 2008, May 30, 2008, June 30,
                                2008 and July 31, 2008

Reference Stock:

 No. Principal Reference Stock                        Ticker   Coupon    Strike  Barrier   Term      Monitoring Method     CUSIP
 --- --------- ---------------                        ------   ------    ------  -------   ----      -----------------     -----
       Amount                                                   Rate     Price    Price
       ------                                                   ----     -----    -----
163    $[o]    Cameco Corporation                       CCJ     11.75%     [o]     80%    3 month    Close of Trading Day  78008EMC8

164    $[o]    First Solar, Inc.                       FSLR     25.75%     [o]     80%    3 month    Close of Trading Day  78008EMD6

165    $[o]    GameStop Corporation                     GME     13.30%     [o]     80%    3 month    Close of Trading Day  78008EME4

166    $[o]    IntercontinentalExchange Inc.            ICE     12.75%     [o]     80%    3 month    Close of Trading Day  78008EMF1

167    $[o]    Priceline.com Incorporated              PCLN     10.25%     [o]     80%    3 month    Close of Trading Day  78008EMG9

168    $[o]    Cutera, Inc.                            CUTR     25.10%     [o]     80%    3 month    Close of Trading Day  78008EMH7

169    $[o]    Titanium Metals Corporation              TIE     14.90%     [o]     80%    3 month    Close of Trading Day  78008EMJ3

170    $[o]    Arch Coal, Inc.                          ACI     14.75%     [o]     80%    3 month    Close of Trading Day  78008EMK0

171    $[o]    Freeport-McMoRan Copper & Gold, Inc.     FCX     10.25%     [o]     70%    3 month    Close of Trading Day  78008ENT0

172    $[o]    Amylin Pharmaceuticals, Inc.            AMLN     14.55%     [o]     70%    6 month    Close of Trading Day  78008EML8

173    $[o]    Peabody Energy Corporation               BTU     15.00%     [o]     80%    6 month    Close of Trading Day  78008EMM6

174    $[o]    QUALCOMM Inc.                           QCOM      9.00%     [o]     80%    6 month    Close of Trading Day  78008EMN4

175    $[o]    The Bear Stearns Companies Inc.          BSC     11.00%     [o]     80%    6 month    Close of Trading Day  78008EMP9

176    $[o]    Aventine Renewable Energy Holdings, Inc. AVR     17.10%     [o]     80%    6 month    Close of Trading Day  78008EMQ7

177    $[o]    Ballard Power Systems Inc.              BLDP     12.10%     [o]     80%    6 month    Close of Trading Day  78008EMR5

178    $[o]    FuelCell Energy, Inc.                   FCEL     18.50%     [o]     80%    6 month    Close of Trading Day  78008EMS3

179    $[o]    Headwaters Incorporated                  HW       9.50%     [o]     80%    6 month    Close of Trading Day  78008EMT1

180    $[o]    The Goldman Sachs Group, Inc.            GS       9.50%     [o]     80%    6 month    Close of Trading Day  78008EMU8

181    $[o]    General Motors Corporation               GM      12.50%     [o]     70%    6 month    Close of Trading Day  78008EMV6

182    $[o]    Nuance Communications, Inc.             NUAN     16.90%     [o]     80%    6 month    Close of Trading Day  78008EMW4

183    $[o]    The Manitowoc Company, Inc.              MTW     13.25%     [o]     80%    6 month    Close of Trading Day  78008EMX2

184    $[o]    BHP Billiton Limited                     BHP     12.00%     [o]     80%    6 month    Close of Trading Day  78008EMY0

185    $[o]    Goldcorp, Inc.                           GG      12.60%     [o]     80%    6 month    Close of Trading Day  78008EMZ7

186    $[o]    Freeport-McMoRan Copper & Gold, Inc.     FCX     13.25%     [o]     70%    6 month    Close of Trading Day  78008ENU7

187    $[o]    Amylin Pharmaceuticals, Inc.            AMLN     13.40%     [o]     70%   12 month    Close of Trading Day  78008ENA1

188    $[o]    Garmin Ltd.                             GRMN     10.15%     [o]     70%   12 month    Close of Trading Day  78008ENB9

189    $[o]    Apple Inc.                              AAPL     10.00%     [o]     70%   12 month    Close of Trading Day  78008ENC7

190    $[o]    Advanced Micro Devices, Inc.             AMD     13.50%     [o]     70%   12 month    Close of Trading Day  78008END5

191    $[o]    Intel Corporation                       INTC      9.00%     [o]     80%   12 month    Close of Trading Day  78008ENE3

192    $[o]    Nordstrom, Inc.                          JWN      9.00%     [o]     80%   12 month    Close of Trading Day  78008ENF0

193    $[o]    Dynegy Inc.                              DYN     11.75%     [o]     70%   12 month    Close of Trading Day  78008ENG8

194    $[o]    GameStop Corporation                     GME     10.40%     [o]     70%   12 month    Close of Trading Day  78008ENH6

195    $[o]    Network Appliance, Inc.                 NTAP     10.00%     [o]     70%   12 month    Close of Trading Day  78008ENJ2

196    $[o]    KBR, Inc.                                KBR     10.00%     [o]     70%   12 month    Close of Trading Day  78008ENK9

197    $[o]    Bucyrus International, Inc.             BUCY     11.25%     [o]     70%   12 month    Close of Trading Day  78008ENL7

198    $[o]    Foster Wheeler Ltd.                     FWLT     11.50%     [o]     70%   12 month    Close of Trading Day  78008ENM5

199    $[o]    Ford Motor Company                       F       11.00%     [o]     70%   12 month    Close of Trading Day  78008ENN3

200    $[o]    Washington Mutual, Inc.                  WM       9.00%     [o]     80%   12 month    Close of Trading Day  78008ENP8

201    $[o]    General Motors Corporation               GM      10.00%     [o]     60%   12 month    Close of Trading Day  78008ENQ6

202    $[o]    Netflix Inc.                            NFLX     12.50%     [o]     70%   12 month    Close of Trading Day  78008ENR4

203    $[o]    Stillwater Mining Company                SWC     11.60%     [o]     70%   12 month    Close of Trading Day  78008ENS2

Term:                           As set forth above

Initial Share Price:            The closing price of the Reference Stock on the
                                Pricing Date

Final Share Price:              The closing price of the Reference Stock on the
                                Valuation Date

Payment at Maturity (if held    For each $1,000 principal amount of the Notes,
to maturity):                   the investor will receive $1,000 plus any
                                accrued and unpaid interest at maturity unless:

                                (i)  the Final Stock Price is less than the
                                     Initial Stock Price; and

                                (ii) (a) for notes subject to Intra-Day
                                     Monitoring, at any time during the
                                     Monitoring Period, the trading price of the Reference Stock is less than the Barrier Price, or

                                     (b) for notes subject to Close of Trading
                                     Day Monitoring, on any day during the
                                     Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

                                If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                                Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:              From and excluding the Pricing Date to and
                                including the Valuation Date

Monitoring Method:              As set forth above

Physical Delivery Amount:       For each $1,000 principal amount, a number of
                                shares of the Reference Stock equal to the principal amount divided by the Initial Share
                                Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:               RBC Capital Markets Corporation (or one of its
                                affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:              The Bank of New York

Listing:                        None

Settlement:                     DTC global notes

Terms Incorporated In the       All of the terms appearing above the item
Master Note:                    captioned Market" on the cover page of this
                                pricing supplement and terms appearing under the caption "Specific Terms of the Reverse
                                Convertible Notes" in the product supplement with respect to reverse convertible notes dated
                                March 6, 2007.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated March 6, 2007 and "Selected Risk Considerations" in this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

                                                              Proceeds to Royal Bank of
                     Price to Public   Agent's Commission            Canada
                     ---------------   ------------------            ------
Per Note                    100%             []%                      []%
Total                       $[]              $[]                      $[]

                         RBC Capital Markets Corporation
                                   July , 2007

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated March 6, 2007, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated March 6, 2007, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated March 6, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000342/
     o35159e424b3.htm

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.



Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Share Price (as a percentage of the Initial Share Price) were any of the hypothetical prices shown in the left column. We have assumed a Barrier Price of 80%. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period. The third column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period. The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Share Price of $100 (as a number of shares of the Reference

Stock). The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Share Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

The prices in the left column represent hypothetical Final Share Prices and are expressed as percentages of the Initial Share Price. The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Share Prices.

                                    If the closing          If the closing
                                 market price of the      market price of the
                                   Reference Stock          Reference Stock
                                 does not fall below        falls below the
                                 the Barrier Price on      Barrier Price on
                                  any day during the       any day during the    Hypothetical
                                  Monitoring Period:       Monitoring Period:      Physical
                                                                                   Delivery        Hypothetical
                                     Hypothetical            Hypothetical          Amount as       Cash Delivery
       Hypothetical Final             Payment at              Payment at           Number of         Amount as
    Share Price as Percentage        Maturity as             Maturity as         Shares of the     Percentage of
              of                    Percentage of           Percentage of          Reference       Initial Share
      Initial Share Price          Principal Amount        Principal Amount          Stock             Price
      -------------------          ----------------        ----------------          -----             -----
            200.00%                     100.00%                100.00%                n/a               n/a
            175.00%                     100.00%                100.00%                n/a               n/a
            150.00%                     100.00%                100.00%                n/a               n/a
            125.00%                     100.00%                100.00%                n/a               n/a
            100.00%                     100.00%                100.00%                n/a               n/a
            95.00%                      100.00%            Physical or Cash           10              95.00%
                                                           Delivery Amount
            90.00%                      100.00%            Physical or Cash           10              90.00%
                                                           Delivery Amount
            85.00%                      100.00%            Physical or Cash           10              85.00%
                                                           Delivery Amount
            80.00%                      100.00%            Physical or Cash           10              80.00%
                                                           Delivery Amount
            79.50%                        n/a              Physical or Cash           10              79.50%
                                                           Delivery Amount
            50.00%                        n/a              Physical or Cash           10              50.00%
                                                           Delivery Amount
            25.00%                        n/a              Physical or Cash           10              25.00%
                                                           Delivery Amount
             0.00%                        n/a              Physical or Cash           10               0.00%
                                                           Delivery Amount

The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated March 6, 2007.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated March 6, 2007.



Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated March 6, 2007. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated March 6, 2007.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon (CCJ): [ ]% of each stated interest payment (11.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (FSLR): [ ]% of each stated interest payment (25.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (25.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GME): [ ]% of each stated interest payment (13.30% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.30% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (ICE): [ ]% of each stated interest payment (12.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (PCLN): [ ]% of each stated interest payment (10.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (CUTR): [ ]% of each stated interest payment (25.10% in total) will be treated as an interest payment and [ ]% of each stated interest payment (25.10% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (TIE): [ ]% of each stated interest payment (14.90% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.90% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (ACI): [ ]% of each stated interest payment (14.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (FCX): [ ]% of each stated interest payment (10.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AMLN): [ ]% of each stated interest payment (14.55% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.55% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (BTU): [ ]% of each stated interest payment (15.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (QCOM): [ ]% of each stated interest payment (9.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (9.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (BSC): [ ]% of each stated interest payment (11.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AVR): [ ]% of each stated interest payment (17.10% in total) will be treated as an interest payment and [ ]% of each stated interest payment (17.10% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (BLDP): [ ]% of each stated interest payment (12.10% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.10% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (FCEL): [ ]% of each stated interest payment (18.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (18.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (HW): [ ]% of each stated interest payment (9.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (9.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GS): [ ]% of each stated interest payment (9.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (9.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GM): [ ]% of each stated interest payment (12.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NUAN): [ ]% of each stated interest payment (16.90% in total) will be treated as an interest payment and [ ]% of each stated interest payment (16.90% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (MTW): [ ]% of each stated interest payment (13.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (BHP): [ ]% of each stated interest payment (12.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GG): [ ]% of each stated interest payment (12.60% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.60% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (FCX): [ ]% of each stated interest payment (13.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AMLN): [ ]% of each stated interest payment (13.40% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.40% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GRMN): [ ]% of each stated interest payment (10.15% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.15% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AAPL): [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AMD): [ ]% of each stated interest payment (13.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (INTC): [ ]% of each stated interest payment (9.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (9.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (JWN): [ ]% of each stated interest payment (9.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (9.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (DYN): [ ]% of each stated interest payment (11.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GME): [ ]% of each stated interest payment (10.40% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.40% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NTAP): [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (KBR): [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (BUCY): [ ]% of each stated interest payment (11.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (FWLT): [ ]% of each stated interest payment (11.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (F): [ ]% of each stated interest payment (11.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (WM): [ ]% of each stated interest payment (9.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (9.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GM): [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NFLX): [ ]% of each stated interest payment (12.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (SWC): [ ]% of each stated interest payment (11.60% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.60% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.



     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated March 6, 2007.



Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated March 6, 2007. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated March 6, 2007, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o Certain Built-In Costs Are Likely to Adversely Affect the Value of the Notes Prior to Maturity -- While the payment at maturity described in this pricing supplement is based on the full principal amount of your Notes, the original issue price of the Notes includes the agent's commission and the cost of hedging our obligations under the Notes through one or more of our affiliates. As a result, the price, if any, at which RBC Capital Markets Corporation and other affiliates of Royal Bank of Canada will be willing to purchase Notes from you in secondary market transactions will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of RBC's Cost of Hedging its Market Risk under the Notes is Likely to Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that RBC (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that RBC (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price.



Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Cameco Corporation (Cameco) is primarily engaged in the exploration for and the development, mining, refining and conversion of uranium for sale as fuel for generating electricity in nuclear power reactors in Canada and other countries. The Company has a 31.6% interest in Bruce Power L.P. (BPLP), which operates the four Bruce B nuclear reactors in Ontario. The Company wholly owns Zircatec Precision Industries, Inc., whose primary business is the fabrication of nuclear fuel bundles. Cameco's 52.7% subsidiary Centerra Gold Inc. (Centerra) is involved in the exploration for and the development, mining and sale of gold. Cameco has four segments: uranium, fuel services, nuclear electricity generation and gold. In June 2006, the Company acquired a 19.5% interest in UNOR Inc, whose principal properties are 226 mineral claims in northwestern Nunavut on the Hornby Basin.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14228.

     o First Solar, Inc. (First Solar) designs and manufactures solar modules using a thin film semiconductor technology. The Company manufactures its solar modules on high-throughput production lines. Its solar modules employ a thin layer of cadmium telluride semiconductor material to convert sunlight into electricity. In August 2006, First Solar completed its Ohio expansion, adding two 25 megawatt production lines to its existing 25 megawatt base plant. The Company describes its production capacity with a nameplate rating, which means minimum expected annual production. It assigns each production line a 25 megawatt nameplate rating. With the completion of its Ohio expansion, First Solar has an annual manufacturing capacity of 75 megawatt. The Company is also building a four line 100 megawatt plant in Germany. During the fiscal year ended December 30, 2006, First Solar entered into long-term solar module supply contracts with six European project developers and system integrators.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33156.

     o GameStop Corp. (GameStop) is a retailer of video game products and personal computers (PC) entertainment software. The Company sells new and used video game hardware, video game software and accessories, as well as PC entertainment software, and related accessories and other

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          merchandise. As of February 3, 2007, GamStop operated 4,778 stores in the United States, Canada, Australia and Europe, primarily under the names GameStop and EB Games. It also operates electronic commerce Websites under the names gamestop.com and ebgames.com, and publishes Game Informer, a multi-platform video game magazine in the United States, with approximately 2.7 million subscribers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32637.

     o IntercontinentalExchange, Inc. operates as an electronic global futures and over-the-counter (OTC) marketplace for trading an array of energy products. It also operates as a soft commodities exchange. IntercontinentalExchange offer an integrated electronic platform for side-by-side trading of energy products in both futures and OTC markets. Through its electronic trading platform, the Company's marketplace brings together buyers and sellers of derivative and physical commodities contracts. IntercontinentalExchange also offers open-outcry trading in Board of Trade of the City of New York, Inc.'s (NYBOT) regulated futures and options markets. The Company conducts its OTC business directly and its regulated energy futures business through its wholly owned subsidiary, ICE Futures. It operates in three segments: energy futures, OTC and market data. On January 12, 2007, it acquired NYBOT. In July 2007, the Company acquired ChemConnect, Inc.'s commodity trading business.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32671.

     o priceline.com Incorporated is an online travel company that offers its customers a range of travel services, including airline tickets, hotel rooms, car rentals, vacation packages, cruises and destination services. The Company's Name Your Own Price service allows its customers to make offers for travel services at discounted prices. priceline.com also offers its customers the ability to purchase travel services in a more traditional, price-disclosed manner. In addition, the Company offers financial services through Priceline Mortgage Company LLC, doing business as pricelinemortgage.com, of which priceline.com owns 49% interest.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-25581.

     o Cutera, Inc. (Cutera) is a global medical device company specializing in the design, development, manufacture, marketing and servicing of laser and other light-based aesthetics systems for practitioners worldwide. The Company offers products based on three platforms:
          CoolGlide, Xeo and Solera, which enable dermatologists, plastic surgeons, gynecologists, primary care physicians and other qualified practitioners to perform safe, effective and non-invasive aesthetic procedures for their customers. CoolGlide offers hair removal, treatment of a range of vascular lesions, including leg and facial veins, and laser genesis, a non-ablative procedure to promote healthy looking skin, reduce pore size and improve skin texture. The Xeo platform of products combines pulsed light and laser applications in a single platform. Solera is a compact tabletop system designed to support a single technology platform.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-50644.

     o Titanium Metals Corporation (TIMET) is a producer of titanium melted and mill products. The Company has titanium production facilities in both the United States and Europe. It is a vertically integrated titanium manufacturer whose products include titanium sponge, the basic form of titanium metal used in titanium products; melted products (ingot, electrodes and slab), the result of melting sponge and titanium scrap, either alone or with various alloys; mill products that are forged and rolled from ingot or slab, including long products (billet and bar), flat products (plate, sheet and strip) and pipe, and fabrications (spools, pipe fittings, manifolds and vessels) that are cut, formed, welded and assembled from titanium mill products.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14368.

     o Arch Coal, Inc. is a coal producer in the United States. The Company's primary business is the production of steam and metallurgical coal from surface and underground mines throughout the United States, for sale to utility, industrial and export markets. The Company's mines are located in southern West Virginia, eastern Kentucky, Virginia, Wyoming, Colorado and Utah. As of December 31, 2006, Arch Coal, Inc. operated 21 active mines. The Company operates in three segments, which are based on the low sulfur coal producing regions in the United States, in which it operates. On July 31, 2006, Arch Coal, Inc. acquired a 33.33% equity interest in Knight Hawk Holdings, LLC (Knight
          Hawk), a coal producer in the Illinois Basin. On August 23, 2006, the Company acquired a 25% equity interest in DKRW Advanced Fuels LLC
          (DKRW). In June 2007, the Company announced the divestiture of its Mingo Logan subsidiary's Ben Creek Complex in West Virginia (Mingo Logan) to Cobra Natural Resources, LLC.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13105.

     o Freeport-McMoran Copper & Gold Inc., through its majority-owned subsidiary, PT Freeport Indonesia, is engaged in copper, gold and silver mining and production operations. The Company owns approximately 90.64% of PT Freeport Indonesia, and the Government of Indonesia owns the remaining approximate 9.36%. PT Freeport Indonesia mines, processes and explores for ore containing copper, gold and silver. It operates in the remote highlands of the Sudirman Mountain Range in the province of Papua, Indonesia, which is on the western half of the island of New Guinea. The Company's principal asset is the Grasberg minerals district. During the year ended December 31, 2006, PT Freeport Indonesia's share of proven and probable recoverable reserves totaled 38.8 billion pounds of copper and 41.1 million ounces of gold, all of which are located in Block A.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11307-01.

     o Amylin Pharmaceuticals, Inc. is a biopharmaceutical company engaged in the discovery, development and commercialization of medicines for the treatment of diabetes, obesity and other diseases. The Company has developed and gained approval for two products: BYETTA (exenatide) injection and SYMLIN (pramlintide acetate) injection. In addition to its marketed products, the Company has ongoing programs in pharmaceutical discovery and development, including late-stage programs for diabetes and obesity. The Company is working with Eli Lilly and Company (Lilly) and Alkermes, Inc. (Alkermes) to develop a sustained-release formulation of exenatide, which it refers to as Exenatide LAR, to enable once-weekly administration of exenatide for the treatment of type 2 diabetes. It has four ongoing clinical trials designed to evaluate compounds as new treatments for obesity.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-19700.

     o Peabody Energy Corporation (Peabody) is a coal company. During the year ended December 31, 2006, it sold 247.6 million tons of coal. The Company owns majority interests in 40 coal operations located throughout all the United States coal producing regions and in Australia. In addition, Peabody owns a minority interest in one Venezuelan mine, through a joint venture arrangement. Most of the production in the western United States is low-sulfur coal from the Powder River Basin. In the West, it owns and operates mines in Arizona, Colorado, New Mexico and Wyoming. In the East, it owns and operates mines in Illinois, Indiana, Kentucky and West Virginia. The Company owns six mines, including one late development-stage mine in Queensland, Australia, and five mines, including one late development-stage mine and one development-stage mine in New South Wales, Australia. In October 2006, it acquired Excel Coal Limited, an independent coal company in Australia.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16463.

     o QUALCOMM Incorporated designs, manufactures and markets digital wireless telecommunications products and services based on its code division multiple access (CDMA) technology and other technologies. It operates through four segments. QUALCOMM CDMA Technologies is a developer and supplier of integrated circuits and system software for wireless voice and data communications, multimedia functions and global positioning. QUALCOMM Technology Licensing grants licenses to use portions of its intellectual property portfolio, which includes certain patent rights essential to and/or useful in the manufacture and sale of CDMA products. QUALCOMM Wireless & Internet generates revenue through mobile communication products and services, software and software development. QUALCOMM Strategic Initiatives (QSI) makes investments to promote the worldwide adoption of CDMA products and services. On January 18, 2006, it acquired Flarion Technologies, Inc. In November 2006, the Company acquired nPhase LLC.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-19528.

     o The Bear Stearns Companies Inc. is primarily a holding company that through its broker-dealer and international bank subsidiaries, principally Bear, Stearns & Co. Inc. (Bear Stearns), Bear, Stearns Securities Corp. (BSSC), Bear, Stearns International Limited (BSIL) and Bear Stearns Bank plc (BSB) is an investment banking, securities and derivatives trading, clearance and brokerage firm serving corporations, governments, institutional and individual investors worldwide. The Company operates as a securities broker and dealer in three principal segments: Capital Markets, Global Clearing Services and Wealth Management. In February 2007, the Company completed the acquisition of the subprime mortgage banking platform of ECC Capital Corporation's subsidiary, Encore Credit Corp. Encore Credit will retain its brand name and operate as a separate division of the Company's mortgage bank subsidiary, Bear Stearns Residential Mortgage Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08989.

     o Aventine Renewable Energy Holdings, Inc. (Aventine) is a producer and marketer of ethanol in the United States, based on both the number of gallons produced and the number of gallons sold. Through its own production facilities, marketing alliances with other ethanol producers and its purchase/resale operations, the Company marketed and distributed 695.8 million gallons of ethanol during the year ended December 31, 2006. For 2006, Aventine sold approximately 12.9% of the total volume of ethanol sold in the United States. The Company markets and distributes ethanol to energy companies in the United States, including Royal Dutch Shell and its affiliates, Marathon Petroleum, BP, ConocoPhillips, Valero Marketing and Supply Company, Exxon/Mobil, and Texaco/Chevron. In addition to producing ethanol, the Company's facilities also produce several co-products, such as distillers' grain, corn gluten feed, corn germ and brewers' yeast.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32922.

     o Ballard Power Systems Inc. (Ballard) is engaged in the design, development, manufacture, sale and service of proton exchange membrane
          (PEM) fuel cells. The Company operates through three segments: Power Generagtion, Automotive and Material Products. The Company has research and development, and manufacturing facilities in Burnaby, British Columbia. In addition, it has sales and customer service facilities in Dearborn, Michigan; sales, research and development and manufacturing facilities in Lowell, Massachusetts, and sales and customer service facilities in Nabern, Germany. The Company also participates in a joint venture, EBARA BALLARD Corporation (EBARA BALLARD), in Tokyo, Japan that develops, manufactures and sells fuel cell power generators incorporating the Ballard fuel cell to customers in Japan. In February 2007, the Company completed the sale of its Electric Drive Business.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-25270.

     o FuelCell Energy, Inc. is engaged in the development and manufacture of fuel cell power plants for electric power generation. The Company's core carbonate fuel cell products (Direct FuelCell or DFC Power Plants) offer stationary power generation applications for commercial, industrial, government and utility customers. The Company also develops its next generation of carbonate fuel cell and hybrid products, as well as planar solid oxide fuel cell (SOFC) technology with its own and government research and development funds. Its carbonate DFC power plants electrochemically produce electricity

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          directly from readily available hydrocarbon fuels, such as natural gas and biomass fuels. Its core products, the DFC300MA, DFC1500MA and DFC3000, are rated in capacity at 300 kilowatt, w.2 megawatt and 2.4 megawatt, respectively. As of October 31, 2006, the Company's products had generated over 150-million-kilowatt-hours of electricity and it has units operating at over 50 locations worldwide.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14204.

     o Headwaters Incorporated (Headwaters) is a diversified company providing products, technologies and services in two industries: construction materials, including coal combustion products (CCPs), and alternative energy. The Company operates in three segments: construction materials, CCPs and alternative energy. The construction materials segment includes the manufacture and distribution of bagged concrete, stucco, mortar and block products. The CCP segment manages and markets CCPs, such as fly ash and bottom ash. The alternative energy segment includes the Company's legacy coal-based solid alternative fuels business, and coal cleaning, coal drying, ethanol and the commercialization of catalyst technologies. During the fiscal year ended September 30, 2006, Headwaters acquired certain assets of several companies in the construction materials industry. In November 2006, the Company acquired 100% of the ownership interests of a company in the construction materials business.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32459.

     o Goldman Sachs Group, Inc. (Goldman Sachs) is global investment banking, securities and investment management firm that provides a range of services worldwide to a client base that includes corporations, financial institutions, governments and high-net-worth individuals. Goldman Sachs activities are divided into three segments:
          Investment Banking, Trading and Principal Investments, and Asset Management and Securities Services. Investment Banking segment is divided into two components: Financial Advisory and Underwriting. Trading and Principal Investments segment is divided into three components: Fixed Income, Currency and Commodities; Equities, and Principal Investments. The components of the Asset Management and Securities Services segment are asset management and securities services.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14965.

     o General Motors Corporation (GM) is primarily engaged in the worldwide development, production and marketing of cars, trucks and parts. The Company develops, manufactures and markets its vehicles worldwide through its four automotive regions: GM North America, GM Europe, GM Latin America/Africa/Mid-East and GM Asia Pacific. GM's finance and insurance operations are primarily conducted through GMAC LLC (GMAC). GMAC was a wholly owned subsidiary, until November 30, 2006, when GM sold a 51% controlling ownership interest in GMAC. As a result, the Company holds a 49% ownership interest in GMAC, which provides a range of financial services. GM's total worldwide car and truck deliveries were 9.1 million during the year ended December 31, 2006. In January 2007, Isuzu Motors Limited acquired the 100% stake in a diesel engine development company, which is a joint venture between Isuzu Motors and General Motors Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00043.

     o Nuance Communications, Inc. is a provider of speech and imaging solutions for businesses and consumers worldwide. It markets and distributes its products indirectly through a global network of resellers comprising system integrators, independent software vendors, value-added resellers, hardware vendors, telecommunications carriers and distributors, and directly to businesses and consumers through a sales force and its e-commerce Website. It provides a set of speech and imaging offerings, including customer care and call center automation, healthcare dictation and transcription, desktop dictation, embedded speech for mobile devices and consumer products, mobile search and communication, and portable document format and document imaging solutions. On March 31, 2006, it acquired Dictaphone

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          Corporation. In January 2007, the Company acquired MobileVoiceControl.
          In March 2007, the Company completed the acquisition of Focus Infomatics, Inc. In April 2007, the Company acquired BeVocal.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-30203.

     o The Manitowoc Company, Inc. is a diversified industrial manufacturer in three principal markets: Cranes and Related Products, Foodservice Equipment and Marine. Crane business is a global provider of engineered lift solutions, which offers a line of lifting equipment. The Company's Crane business designs, manufactures and markets a line of crawler cranes, mobile telescopic cranes, tower cranes and boom trucks. Foodservice business is a manufacturer of cold side commercial foodservice products. It designs, manufactures and markets product lines of ice making machines, walk-in and reach-in refrigerators and freezers, fountain beverage delivery systems and other foodservice refrigeration products. Marine segment provides new construction, shiprepair and maintenance services for freshwater and saltwater vessels from four shipyards. On January 3, 2006, it acquired ExacTech, Inc. On May 26, 2006, it acquired McCann's Engineering & Mfg. Co. and McCann's de Mexico, S.A. de C.V.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11978.

     o BHP Billiton Limited is a diversified resources group. The Company has seven business units, or Customer Sector Groups: Petroleum, which explores for, produces, processes and markets hydrocarbons, including oil, gas and liquefied natural gas; Aluminium, which explores for and mines bauxite, and processes and markets aluminium and alumina; Base Metals, which explores for, mines, processes and markets copper, silver, zinc, lead, uranium and copper by-products, including gold and molybdenum; Carbon Steel Materials, which explores for, mines, processes and markets metallurgical coal, iron ore and manganese used in the production of carbon steel; Diamonds and Specialty Products, which explores for and mines diamonds and titanium minerals; Energy Coal, which explores for, mines, processes and markets energy coal for use in electricity generation, and Stainless Steel Materials, which explores for, mines, processes and markets nickel, which is used in the production of stainless steel.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09526.

     o Goldcorp Inc. is a gold producer engaged in gold mining and related activities, including exploration, extraction, processing and reclamation. Its assets comprise Red Lake, Porcupine (51% interest) and Musselwhite (68% interest) gold mines in Canada, the Alumbrera gold/copper mine (37.5% interest) in Argentina, the El Sauzal gold mine and Luismin gold/silver mines in Mexico, the Marlin gold/silver mine in Guatemala, the Amapari gold mine in Brazil, the La Coipa gold/silver mine (50% interest) in Chile, the San Martin gold mine in Honduras, the Peak gold mine in Australia, and the Wharf and Marigold (67% interest) gold mines in the United States. Its development projects include the Red Lake mine, the Los Filos gold project and Penasquito gold/silver projects in Mexico, the Eleonore gold project in Canada, the Pueblo Viejo gold project in the Dominican Republic, and the Cerro Blanco gold project in Guatemala. In April 2007, Goldcorp sold its Amapari mine in Brazil to Peak Gold Ltd.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12970.

     o Garmin Ltd. (Garmin) is a worldwide provider of navigation, communications and information devices, most of which are enabled by global positioning system (GPS) technology. The Company designs, develops, manufactures and markets a diverse family of hand-held, portable and fixed-mount, GPS-enabled products and other navigation, communications and information products. Garmin operates in four segments: Marine, Automotive/Mobile, Outdoor/Fitness and Aviation. In November 2006, the Company acquired Dynastream Innovations Inc., a Canadian company specializing in the field of personal monitoring technology. In January 2007, Garmin acquired Digital Cyclone, Inc. and EME TecSat SAS. In July 2007, Garmin completed the acquisition of GPS Gesellschaft fur Professionelle Satellitennavigation mbH, the exclusive distributor of Garmin's consumer products in Germany. GPS Gesellschaft fur Professionelle Satellitennavigation mbH will be renamed as Garmin Deutschland GmbH.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-31983.

     o Apple Inc., formerly Apple Computer, Inc., designs, manufactures and markets personal computers and related software, services, peripherals and networking solutions. It also designs, develops and markets a line of portable digital music players along with accessories, including the online sale of third-party audio and video products. Apple Inc.'s products and services include the Macintosh line of desktop and notebook computers; the iPod line of portable digital music players; the Xserve server and Xserve redundant array of inexpensive disks
          (RAID) storage products, a portfolio of consumer and professional software applications; the Mac OS X operating system; the iTunes Store, a portfolio of peripherals that support and enhance the Macintosh and iPod product lines, and a variety of other service and support offerings. It sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers and value-added resellers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-10030.

     o Advanced Micro Devices, Inc. (AMD) is a global semiconductor company with facilities worldwide. It provides processing solutions for the computing, graphics and consumer electronics markets. During the year ended December 31, 2006, the Company offered primarily x86 microprocessors, for the commercial and consumer markets, which are used for control and computing tasks, and embedded microprocessors for commercial, commercial client and consumer markets. On October 25, 2006, the Company acquired ATI Technologies Inc. As a result of the acquisition, the Company began to supply three-dimensional (3D) graphics, video and multimedia products, and chipsets for personal computers (PCs), including desktop and notebook PCs, professional workstations and servers, and products for consumer electronic devices, such as mobile phones, digital television and game consoles. It operates through four segments: Computation Products, Embedded Products, Graphics and Chipsets, and Consumer Electronics.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07882.

     o Intel Corporation is a semiconductor chip maker, developing advanced integrated digital technology platforms and components, primarily integrated circuits, for the computing and communications industries. Intel's products include chips, boards and other semiconductor products that are the building blocks integral to computers, servers, handheld devices, and networking and communications products. Its component-level products consist of integrated circuits used to process information, including microprocessors, chipsets and flash memory. As of December 30, 2006, the Company's segments included the Digital Enterprise Group (DEG), Mobility Group, Flash Memory Group, Digital Home Group, Digital Health Group and Channel Platforms Group. In October 2006, Eicon Networks Corporation completed the acquisition of Intel Corporation's media and signaling business. In November 2006, Marvell Technology Group Ltd. completed the acquisition of Intel's cellular and applications processor business.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-06217.

     o Nordstrom, Inc. is a fashion specialty retailer that offers a selection of apparel, shoes, cosmetics and accessories for women, men and children. As of February 3, 2007, the Company operated 155 stores located in 27 states in the United States. Nordstrom, Inc. offers a selection of brand name and private-label merchandise. The Company offers its products through multiple retail channels, including its Full-Line Nordstrom stores, its discount Nordstrom Rack stores, its Faconnable boutiques, its catalogs and on the Internet at www.nordstrom.com. Its stores are located throughout the United States and the Company has 36 Faconnable boutiques located in France, Portugal, and Belgium. Nordstrom, Inc. operates in four business segments: Retail Stores, Credit, Direct and Other.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-15059.

     o Dynegy Inc. (Dynegy) is a holding company focused on the power generation sector of the energy industry. The Company's primary business is the production and sale of electric energy, capacity and ancillary services from its 11,739-megawatt fleet (20 plants) of owned or leased power generation facilities. Dynegy's power generation facilities generate electricity by burning coal, natural gas or oil. Dynegy operates in three separate segments: Midwest segment (GEN-MW), Northeast segment (GEN-NE) and South segment (GEN-SO). It also has another segment, which deals with its customer risk management (CRM) business, which consists primarily of power tolling arrangement relating to the Company's Kendall facility, as well as Dynegy's physical natural gas supply contracts, natural gas transportation contracts and natural gas, power and emissions trading positions.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-15659.

     o Network Appliance, Inc. (NetApp) is a provider of data management solutions that simplify the complexities of storing, managing, protecting, and archiving enterprise data. NetApp offers storage consolidation solutions that incorporate the NetApp unified storage platform and the functionality of data and resource management software. The product categories offered include Data ONTAP and Key Core Systems Software, Data Management Software, FlexVol, FlexClone, FlexShare, FlexCache, MultiStore, Fabric-Attached Storage (FAS) Family, V-Series Family, Data Protection Software Products, Data Protection Platform Products, Data Retention and Archive Software Products, NearStore, Virtual Tape Library, Storage Security Products, Storage Management and Application Software, StoreVault and Content Delivery (NetCache). On December 7, 2006, it acquired Topio, Inc. (Topio).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-27130.

     o KBR, Inc. (KBR) is a global engineering, construction and services company supporting the energy, petrochemicals, government services and civil infrastructure sectors. The Company operates in two segments:
          Energy and Chemicals (E&C) and Government and Infrastructure (G&I). The E&C segment designs and constructs energy and petrochemical projects, including large, technically complex projects in remote locations around the world. The G&I segment delivers on-demand support services across the full military mission cycle from contingency logistics and field support to operations and maintenance on military bases. KBR provides services to a diverse customer base, including international and national oil and gas companies, independent refiners, petrochemical producers, fertilizer producers, and domestic and foreign governments. In April 2007, Halliburton Company completed the separation of KBR. As a result, the two companies are separate and independent of each other.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33146.

     o Bucyrus International, Inc. designs, manufactures and markets draglines, electric mining shovels and rotary blasthole drills (collectively, machines) used for surface mining, and provide the aftermarket replacement parts and service for these machines. The Company's equipment is primarily used by companies engaged in surface mining for a range of commodities. The design, engineering and manufacturing of most of its machines and manufactured aftermarket parts is done at its South Milwaukee, Wisconsin complex. In May 2007, the Company completed the acquisition of DBT GmbH, a subsidiary of RAG Coal International AG. DBT GmbH is a designer, manufacturer and marketer of high technology system solutions for underground coal mining.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-50858.

     o Foster Wheeler Ltd. operates through two business groups, which also constitute its segments: Global Engineering and Construction Group (E&C Group), and Global Power Group. The Global E&C Group designs, engineers and constructs onshore and offshore upstream oil and gas processing facilities, natural gas liquefaction facilities and receiving terminals, gas-to-liquids facilities, oil refining, and chemical and petrochemical, pharmaceutical, biotechnology and healthcare facilities and related infrastructure, including power generation and distribution facilities. Global Power Group designs, manufactures, and erects steam generating and auxiliary equipment for electric power generating stations and industrial facilities worldwide. On April 7, 2006, the Company completed the purchase of the remaining 51% interest in MF Power S.r.L., a joint venture that was 49% owned by the Company's Global E&C Group prior to the acquisition.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-31305.

     o Ford Motor Company (Ford) is a producer of cars and trucks. The Company and its subsidiaries also engage in other businesses, including financing vehicles. Ford operates in two sectors: Automotive and Financial Services. The Automotive sector includes the operations of Ford North America, Ford South America, Ford Europe, Premier Automotive Group, and Ford Asia Pacific and Africa/Mazda segments. The Financial Services sector includes the operations of Ford Motor Credit Company (Ford Credit), which is engaged in vehicle-related financing, leasing, and insurance. During the year ended December 31, 2006, the Company purchased Troller Veiculos Especiais LTDA (Troller), a Brazilian manufacturer of vehicles in the light-duty segment. In February 2007, the Company acquired the Lansvale Holden dealership in the western suburbs of Sydney. In February 2007, Automotive Holdings Group Limited completed the acquisition of the remaining 39.7% interest in Perth Auto Alliance (PAA), from Ford.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03950.

     o Washington Mutual, Inc. is a consumer and small business banking company with operations in United States markets. It is a savings and loan holding company. It owns two banking subsidiaries, as well as numerous non-bank subsidiaries. It has four operating segments: the Retail Banking Group, which operates a retail bank network of 2,225 stores; the Card Services Group, which operates credit card lending business; the Commercial Group, which conducts a multi-family and commercial real estate lending business in selected markets, and the Home Loans Group, which engages in single-family residential real estate lending, servicing and capital markets activities. In January 2007, it sold its mutual fund subsidiary to Principal Financial Group. In October 2006, it acquired Commercial Capital Bancorp, Inc. On December 31, 2006, it sold its retail mutual fund management business, WM Advisors, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14667.

     o Netflix, Inc. is an online movie rental service, providing more than 6,300,000 subscribers access to a comprehensive library of more than 70,000 movie, television and other filmed entertainment titles on digital versatile disc (DVD). The Company offers a variety of subscription plans, starting at $9.99 a month. There are no due dates, no late fees and no shipping fees. Subscribers select titles at its Website aided by its recommendation service, receive them on DVD by the United States mail and return them to the Company at their convenience using its prepaid mailers. The Company also offers certain titles through its instant-viewing feature.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-49802.

     o Stillwater Mining Company is engaged in the development, extraction, processing, refining and marketing of palladium, platinum and associated metals (platinum group metals) (PGMs) from a geological formation in south central Montana known as the J-M Reef and from the recycling of spent catalytic converters. Associated by-product metals at the Company's operations include minor amounts of gold, silver, nickel and copper. The Company conducts mining operations at the Stillwater Mine near Nye, Montana and at the East Boulder Mine near Big Timber, Montana. Both mines are located on the J-M Reef. It operates concentrating plants at each mining operation to upgrade mined production to a concentrate form. The Company operates a smelter and base metal refinery at Columbus, Montana, at which it further upgrades the mined production to a PGM-rich filter cake. The filter cake is shipped to third-party custom refiners for final refining before being sold to third parties.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13053.

Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in this table is for the four calendar quarters in each of 2004, 2005 and 2006 as well as for the first and second quarter of 2007 and the period from July 1, 2007 through July 13, 2007. (If no price is provided in the table for a particular period, that indicates that such Reference Stock was not traded at such time.)

     We obtained the information regarding the historical performance of the Reference Stock in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

     We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                                  Cameco Corp.
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
   Period-Start           Period-End         Reference Stock          Reference Stock           the Reference
       Date                  Date                 in ($)                   in ($)                Stock in ($)
       ----                  ----                 ------                   ------                ------------
     1/1/2004             3/31/2004               10.1667                  7.15                    8.2933
     4/1/2004             6/30/2004                9.77                    7.205                   9.7683
     7/1/2004             9/30/2004               13.405                   9.2833                 13.2067
    10/1/2004            12/31/2004               17.6083                 12.85                   17.4767

     1/1/2005             3/31/2005               24.745                  15.425                  22.12
     4/1/2005             6/30/2005               22.89                   17.9                    22.375
     7/1/2005             9/30/2005               27.795                  21.675                  26.75
    10/1/2005            12/30/2005               32.2                    23.045                  31.695

     1/1/2006             3/31/2006               41.075                  31.5                    36
     4/1/2006             6/30/2006               45.34                   34.01                   39.97
     7/1/2006             9/29/2006               42.56                   34.75                   36.57
    10/1/2006            12/29/2006               41.25                   30.9                    40.45

     1/1/2007             3/31/2007               41.47                   35.22                   40.94
     4/1/2007             6/30/2007               56                      40.19                   50.74
     7/1/2007             7/12/2007               52.56                   47.66                   50.01


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                First Solar Inc.
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
   Period-Start           Period-End         Reference Stock          Reference Stock           the Reference
       Date                  Date                 in ($)                   in ($)                Stock in ($)
       ----                  ----                 ------                   ------                ------------
     1/1/2004             3/31/2004                 n/a                     n/a                      n/a
     4/1/2004             6/30/2004                 n/a                     n/a                      n/a
     7/1/2004             9/30/2004                 n/a                     n/a                      n/a
    10/1/2004            12/31/2004                 n/a                     n/a                      n/a

     1/1/2005             3/31/2005                 n/a                     n/a                      n/a
     4/1/2005             6/30/2005                 n/a                     n/a                      n/a
     7/1/2005             9/30/2005                 n/a                     n/a                      n/a
    10/1/2005            12/30/2005                 n/a                     n/a                      n/a

     1/1/2006             3/31/2006                 n/a                     n/a                      n/a
     4/1/2006             6/30/2006                 n/a                     n/a                      n/a
     7/1/2006             9/29/2006                 n/a                     n/a                      n/a
    10/1/2006            12/29/2006                30                      20                       29.84

     1/1/2007             3/31/2007                59.88                   27.54                    52.01
     4/1/2007             6/30/2007                91.1                    52.08                    89.29
     7/1/2007             7/12/2007               119.85                   88.6                    114.56


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               GameStop Corp. CI A
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
   Period-Start           Period-End         Reference Stock          Reference Stock           the Reference
       Date                  Date                 in ($)                   in ($)                Stock in ($)
       ----                  ----                 ------                   ------                ------------
     1/1/2004             3/31/2004                9.485                   7.525                   9.01
     4/1/2004             6/30/2004                9.365                   7.235                   7.61
     7/1/2004             9/30/2004                9.375                   7.185                   9.255
    10/1/2004            12/31/2004               11.755                   9.1                    11.18

     1/1/2005             3/31/2005               11.81                    9.265                  11.08
     4/1/2005             6/30/2005               17.15                   10.37                   16.355
     7/1/2005             9/30/2005               19.205                  14.3                    15.735
    10/1/2005            12/30/2005               19.0949                 14.975                  15.91

     1/1/2006             3/31/2006               23.965                  15.575                  23.57
     4/1/2006             6/30/2006               24.84                   17.935                  21
     7/1/2006             9/29/2006               24.8745                 18.075                  23.14
    10/1/2006            12/29/2006               29.21                   22.82                   27.555

     1/1/2007             3/31/2007               32.98                   24.95                   32.57
     4/1/2007             6/30/2007               41.17                   32.31                   39.1
     7/1/2007             7/12/2007               44                      39.11                   42.42


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           IntercontentalExchange Inc.
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
   Period-Start           Period-End         Reference Stock          Reference Stock           the Reference
       Date                  Date                 in ($)                   in ($)                Stock in ($)
       ----                  ----                 ------                   ------                ------------
     1/1/2004             3/31/2004                 n/a                     n/a                      n/a
     4/1/2004             6/30/2004                 n/a                     n/a                      n/a
     7/1/2004             9/30/2004                 n/a                     n/a                      n/a
    10/1/2004            12/31/2004                 n/a                     n/a                      n/a

     1/1/2005             3/31/2005                 n/a                     n/a                      n/a
     4/1/2005             6/30/2005                 n/a                     n/a                      n/a
     7/1/2005             9/30/2005                 n/a                     n/a                      n/a
    10/1/2005            12/30/2005                44.21                   26                       36.35

     1/1/2006             3/31/2006                73.59                   36                       69.05
     4/1/2006             6/30/2006                82.4                    45.27                    57.94
     7/1/2006             9/29/2006                77.919                  51.77                    75.07
    10/1/2006            12/29/2006               113.85                   72.15                   107.9

     1/1/2007             3/31/2007               167                     108.15                   122.21
     4/1/2007             6/30/2007               162.47                  120.56                   147.85
     7/1/2007             7/12/2007               172.45                  144.55                   168.99


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               priceline.com Inc.
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
   Period-Start           Period-End         Reference Stock          Reference Stock           the Reference
       Date                  Date                 in ($)                   in ($)                Stock in ($)
       ----                  ----                 ------                   ------                ------------
     1/1/2004             3/31/2004                27.58                   18                      26.96
     4/1/2004             6/30/2004                29.52                   22.27                   26.93
     7/1/2004             9/30/2004                26.95                   17.42                   22.17
    10/1/2004            12/31/2004                26.15                   19.65                   23.59

     1/1/2005             3/31/2005                27.08                   20.51                   25.2
     4/1/2005             6/30/2005                27                      22.22                   23.33
     7/1/2005             9/30/2005                25.29                   18.57                   19.32
    10/1/2005            12/30/2005                25.03                   18.2                    22.32

     1/1/2006             3/31/2006                24.98                   21.06                   24.84
     4/1/2006             6/30/2006                32.66                   23.72                   29.86
     7/1/2006             9/29/2006                37.16                   25.62                   36.79
    10/1/2006            12/29/2006                44.28                   36.51                   43.61

     1/1/2007             3/31/2007                56.11                   41.8                    53.26
     4/1/2007             6/30/2007                69.4                    53.33                   68.74
     7/1/2007             7/12/2007                71.49                   67                      68.70


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Cutera Inc.
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
   Period-Start           Period-End         Reference Stock          Reference Stock           the Reference
       Date                  Date                 in ($)                   in ($)                Stock in ($)
       ----                  ----                 ------                   ------                ------------
     1/1/2004             3/31/2004                14.59                   13.9                    14
     4/1/2004             6/30/2004                16.98                   10.79                   13.59
     7/1/2004             9/30/2004                14                      10.8                    11.28
    10/1/2004            12/31/2004                13.65                    9.21                   12.5

     1/1/2005             3/31/2005                19.87                   12.1                    19.28
     4/1/2005             6/30/2005                20                      14                      17.35
     7/1/2005             9/30/2005                26.27                   15.84                   25.94
    10/1/2005            12/30/2005                44.2                    21.6                    26.36

     1/1/2006             3/31/2006                32.13                   24.55                   27.12
     4/1/2006             6/30/2006                28.16                   16.35                   19.72
     7/1/2006             9/29/2006                26.88                   18.57                   26.59
    10/1/2006            12/29/2006                30.27                   24.79                   27

     1/1/2007             3/31/2007                37.81                   26.51                   36.19
     4/1/2007             6/30/2007                38.8                    22.15                   24.92
     7/1/2007             7/12/2007                25.55                   24.64                   25.36


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Titanium Metals Corp.
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
   Period-Start           Period-End         Reference Stock          Reference Stock           the Reference
       Date                  Date                 in ($)                   in ($)                Stock in ($)
       ----                  ----                 ------                   ------                ------------
     1/1/2004             3/31/2004               2.587                    1.06                    2.4925
     4/1/2004             6/30/2004               2.6975                   1.7938                  2.3138
     7/1/2004             9/30/2004               3.1125                   2.3                     2.9325
    10/1/2004            12/31/2004               3.325                    2.3138                  3.0175

     1/1/2005             3/31/2005               5.0625                   2.9125                  4.5
     4/1/2005             6/30/2005               7.1875                   3.8775                  7.0988
     7/1/2005             9/30/2005              10.6                      6.1575                  9.89
    10/1/2005            12/30/2005              19.86                     8.5625                 15.815

     1/1/2006             3/31/2006              25.92                    15.9575                 24.275
     4/1/2006             6/30/2006              47.625                   24.5                    34.38
     7/1/2006             9/29/2006              34.88                    22.77                   25.28
    10/1/2006            12/29/2006              33.92                    23.2                    29.51

     1/1/2007             3/31/2007              38.85                    27.74                   35.88
     4/1/2007             6/30/2007              39.8                     30.3                    31.9
     7/1/2007             7/12/2007              34.52                    32.14                   34.21


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Arch Coal Inc.
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
   Period-Start           Period-End         Reference Stock          Reference Stock           the Reference
       Date                  Date                 in ($)                   in ($)                Stock in ($)
       ----                  ----                 ------                   ------                ------------
     1/1/2004             3/31/2004               16.445                  13.1                     15.695
     4/1/2004             6/30/2004               18.495                  13.865                   18.295
     7/1/2004             9/30/2004               18.465                  15.05                    17.745
    10/1/2004            12/31/2004               19.5                    15.93                    17.77

     1/1/2005             3/31/2005               23.765                  16.595                   21.505
     4/1/2005             6/30/2005               27.88                   20.15                    27.235
     7/1/2005             9/30/2005               34.965                  25.14                    33.75
    10/1/2005            12/30/2005               41.1                    30.495                   39.75

     1/1/2006             3/31/2006               44.15                   34.295                   37.97
     4/1/2006             6/30/2006               56.445                  37.1001                  42.37
     7/1/2006             9/29/2006               44.13                   25.88                    28.91
    10/1/2006            12/29/2006               37.03                   25.85                    30.03

     1/1/2007             3/31/2007               33.79                   27.18                    30.69
     4/1/2007             6/30/2007               42.59                   30.33                    34.8
     7/1/2007             7/12/2007               37                      34.01                    35.56


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       Freeport-McMoRan Copper & Gold Inc.
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
   Period-Start           Period-End         Reference Stock          Reference Stock           the Reference
       Date                  Date                 in ($)                   in ($)                Stock in ($)
       ----                  ----                 ------                   ------                ------------
     1/1/2004             3/31/2004               44.9                    35.09                    39.09
     4/1/2004             6/30/2004               39.85                   27.76                    33.15
     7/1/2004             9/30/2004               42.13                   31.54                    40.5
    10/1/2004            12/31/2004               42.55                   33.98                    38.23

     1/1/2005             3/31/2005               43.9                    35.12                    39.61
     4/1/2005             6/30/2005               40.31                   31.52                    37.44
     7/1/2005             9/30/2005               49.48                   37.12                    48.59
    10/1/2005            12/30/2005               56.35                   43.41                    53.8

     1/1/2006             3/31/2006               65                      47.11                    59.77
     4/1/2006             6/30/2006               72.2                    43.1                     55.41
     7/1/2006             9/29/2006               62.29                   47.58                    53.26
    10/1/2006            12/29/2006               63.7                    47.6                     55.73

     1/1/2007             3/31/2007               67.19                   48.85                    66.19
     4/1/2007             6/30/2007               85.5                    65.62                    82.82
     7/1/2007             7/12/2007               95.45                   83.25                    94.56


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Amylin Pharmaceuticals Inc.
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
   Period-Start           Period-End         Reference Stock          Reference Stock           the Reference
       Date                  Date                 in ($)                   in ($)                Stock in ($)
       ----                  ----                 ------                   ------                ------------
     1/1/2004             3/31/2004              25.63                     18.49                   23.69
     4/1/2004             6/30/2004              26.8                      19.69                   22.8
     7/1/2004             9/30/2004              23.25                     16.48                   20.52
    10/1/2004            12/31/2004              24.01                     18.8                    23.36

     1/1/2005             3/31/2005              24.95                     17.15                   17.49
     4/1/2005             6/30/2005              22.55                     14.5                    20.93
     7/1/2005             9/30/2005              35.47                     18.5                    34.79
    10/1/2005            12/30/2005              42.36                     32.63                   39.92

     1/1/2006             3/31/2006              49.08                     35.58                   48.95
     4/1/2006             6/30/2006              49.37                     38.16                   49.37
     7/1/2006             9/29/2006              51.54                     40.76                   44.07
    10/1/2006            12/29/2006              48.48                     35.74                   36.07

     1/1/2007             3/31/2007              42.45                     35.5501                 37.36
     4/1/2007             6/30/2007              46.93                     36.91                   41.16
     7/1/2007             7/12/2007              44.44                     40.86                   43.95


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Peabody Energy Corp.
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
   Period-Start           Period-End         Reference Stock          Reference Stock           the Reference
       Date                  Date                 in ($)                   in ($)                Stock in ($)
       ----                  ----                 ------                   ------                ------------
     1/1/2004             3/31/2004              12.6475                   9.105                   11.6275
     4/1/2004             6/30/2004              14.0025                  10.4375                  13.9975
     7/1/2004             9/30/2004              15.1075                  12.685                   14.875
    10/1/2004            12/31/2004              21.7                     13.505                   20.2275

     1/1/2005             3/31/2005              25.47                    18.3725                  23.18
     4/1/2005             6/30/2005              28.225                   19.675                   26.02
     7/1/2005             9/30/2005              43.025                   26.005                   42.175
    10/1/2005            12/30/2005              43.4749                  35.2151                  41.21

     1/1/2006             3/31/2006              52.535                   41.235                   50.41
     4/1/2006             6/30/2006              76.29                    46.81                    55.75
     7/1/2006             9/29/2006              59.9                     32.94                    36.78
    10/1/2006            12/29/2006              48.59                    34.05                    40.41

     1/1/2007             3/31/2007              44.6                     36.2                     40.24
     4/1/2007             6/30/2007              55.76                    39.96                    48.38
     7/1/2007             7/12/2007              50.99                    47.99                    49.64


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  QUALCOMM Inc.
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
   Period-Start           Period-End         Reference Stock          Reference Stock           the Reference
       Date                  Date                 in ($)                   in ($)                Stock in ($)
       ----                  ----                 ------                   ------                ------------
     1/1/2004             3/31/2004               33.485                   26.665                  33.145
     4/1/2004             6/30/2004               36.665                   30.9                    36.49
     7/1/2004             9/30/2004               41.17                    33.66                   39.04
    10/1/2004            12/31/2004               44.99                    37.77                   42.4

     1/1/2005             3/31/2005               43.71                    33.99                   36.63
     4/1/2005             6/30/2005               38.52                    32.08                   33.01
     7/1/2005             9/30/2005               45.05                    32.98                   44.75
    10/1/2005            12/30/2005               46.6                     39.02                   43.08

     1/1/2006             3/31/2006               51.75                    42.91                   50.61
     4/1/2006             6/30/2006               53.01                    38.54                   40.07
     7/1/2006             9/29/2006               39.72                    32.76                   36.35
    10/1/2006            12/29/2006               40.99                    34.1                    37.79

     1/1/2007             3/31/2007               44.12                    36.79                   42.66
     4/1/2007             6/30/2007               47.72                    40.98                   43.39
     7/1/2007             7/12/2007               45.33                    42.78                   45.25


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Bear Stearns Cos.
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
   Period-Start           Period-End         Reference Stock          Reference Stock           the Reference
       Date                  Date                 in ($)                   in ($)                Stock in ($)
       ----                  ----                 ------                   ------                ------------
     1/1/2004             3/31/2004               91.76                    78.8                    87.68
     4/1/2004             6/30/2004               89.33                    75.44                   84.31
     7/1/2004             9/30/2004               96.23                    81.11                   96.17
    10/1/2004            12/31/2004              109.85                    86.51                  102.31

     1/1/2005             3/31/2005              106.51                    96.54                   99.9
     4/1/2005             6/30/2005              105.31                    91.27                  103.94
     7/1/2005             9/30/2005              110.17                    98.5                   109.75
    10/1/2005            12/30/2005              119.4                     98.74                  115.53

     1/1/2006             3/31/2006              141.27                   110.39                  138.7
     4/1/2006             6/30/2006              147.77                   120.1                   140.08
     7/1/2006             9/29/2006              147.2289                 127.1                   140.1
    10/1/2006            12/29/2006              166.2                    139.55                  162.78

     1/1/2007             3/31/2007              172.61                   138.57                  150.35
     4/1/2007             6/30/2007              159.36                   136.13                  140
     7/1/2007             7/12/2007              145.48                   135.34                  142.12


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                     Aventine Renewable Energy Holdings Inc.
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
   Period-Start           Period-End         Reference Stock          Reference Stock           the Reference
       Date                  Date                 in ($)                   in ($)                Stock in ($)
       ----                  ----                 ------                   ------                ------------
     1/1/2004             3/31/2004                 n/a                     n/a                      n/a
     4/1/2004             6/30/2004                 n/a                     n/a                      n/a
     7/1/2004             9/30/2004                 n/a                     n/a                      n/a
    10/1/2004            12/31/2004                 n/a                     n/a                      n/a

     1/1/2005             3/31/2005                 n/a                     n/a                      n/a
     4/1/2005             6/30/2005                 n/a                     n/a                      n/a
     7/1/2005             9/30/2005                 n/a                     n/a                      n/a
    10/1/2005            12/30/2005                 n/a                     n/a                      n/a

     1/1/2006             3/31/2006                 n/a                     n/a                      n/a
     4/1/2006             6/30/2006                43                      38.25                    38.9
     7/1/2006             9/29/2006                40.83                   19.28                    21.39
    10/1/2006            12/29/2006                26.49                   19.32                    23.56

     1/1/2007             3/31/2007                24.01                   14.6                     18.22
     4/1/2007             6/30/2007                20.85                   13.8                     16.97
     7/1/2007             7/12/2007                18.52                   16.36                    17.78


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Ballard Power Systems Inc.
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
   Period-Start           Period-End         Reference Stock          Reference Stock           the Reference
       Date                  Date                 in ($)                   in ($)                Stock in ($)
       ----                  ----                 ------                   ------                ------------
     1/1/2004             3/31/2004               13.5                     8.99                     9.67
     4/1/2004             6/30/2004               12.05                    8.75                     9.17
     7/1/2004             9/30/2004                9.5                     5.7                      7.42
    10/1/2004            12/31/2004                8.59                    5.85                     6.78

     1/1/2005             3/31/2005                6.95                    4.7                      5.17
     4/1/2005             6/30/2005                5.54                    3.4                      4.72
     7/1/2005             9/30/2005                6.85                    4.4                      5.59
    10/1/2005            12/30/2005                6.14                    4.1                      4.18

     1/1/2006             3/31/2006                7.2815                  4.04                     6.77
     4/1/2006             6/30/2006               13.14                    5.47                     5.85
     7/1/2006             9/29/2006                6.55                    5.05                     5.69
    10/1/2006            12/29/2006                8.02                    5.37                     5.69

     1/1/2007             3/31/2007                6.94                    5.4                      5.53
     4/1/2007             6/30/2007                5.81                    4.18                     5.37
     7/1/2007             7/12/2007                5.54                    5.20                     5.26


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              FuelCell Energy Inc.
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
   Period-Start           Period-End         Reference Stock          Reference Stock           the Reference
       Date                  Date                 in ($)                   in ($)                Stock in ($)
       ----                  ----                 ------                   ------                ------------
     1/1/2004             3/31/2004               15.63                   11.541                   13.56
     4/1/2004             6/30/2004               20.3                    11.06                    11.68
     7/1/2004             9/30/2004               11.86                    7.16                    10.25
    10/1/2004            12/31/2004               13.45                    7.98                     9.9

     1/1/2005             3/31/2005               12.06                    8.45                     9.98
     4/1/2005             6/30/2005               10.53                    7.05                    10.21
     7/1/2005             9/30/2005               12.25                    9.27                    10.97
    10/1/2005            12/30/2005               11.21                    7.9                      8.47

     1/1/2006             3/31/2006               12.09                    8.41                    11.47
     4/1/2006             6/30/2006               15                       8.73                     9.58
     7/1/2006             9/29/2006                9.9                     7.6                      7.61
    10/1/2006            12/29/2006                7.75                    5.97                     6.46

     1/1/2007             3/31/2007                9.3                     5.84                     7.86
     4/1/2007             6/30/2007                8.48                    6.3                      7.92
     7/1/2007             7/12/2007                8.38                    7.94                     8.18


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Headwaters Inc.
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
   Period-Start           Period-End         Reference Stock          Reference Stock           the Reference
       Date                  Date                 in ($)                   in ($)                Stock in ($)
       ----                  ----                 ------                   ------                ------------
     1/1/2004             3/31/2004               25.99                    19.5                    25.62
     4/1/2004             6/30/2004               29.6                     19.5                    25.93
     7/1/2004             9/30/2004               32.02                    23.12                   30.86
    10/1/2004            12/31/2004               34.96                    27.52                   28.5

     1/1/2005             3/31/2005               34.49                    26.31                   32.82
     4/1/2005             6/30/2005               35.57                    29.083                  34.38
     7/1/2005             9/30/2005               45.75                    33.9                    37.4
    10/1/2005            12/30/2005               38.34                    30.3                    35.44

     1/1/2006             3/31/2006               40.194                   31.51                   39.79
     4/1/2006             6/30/2006               40.15                    24.01                   25.56
     7/1/2006             9/29/2006               26.16                    20.54                   23.35
    10/1/2006            12/29/2006               26                       21.22                   23.96

     1/1/2007             3/31/2007               25.44                    21.27                   21.85
     4/1/2007             6/30/2007               22.94                    16.71                   17.27
     7/1/2007             7/12/2007               17.78                    17.01                   17.35


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Goldman Sachs Group Inc.
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
   Period-Start           Period-End         Reference Stock          Reference Stock           the Reference
       Date                  Date                 in ($)                   in ($)                Stock in ($)
       ----                  ----                 ------                   ------                ------------
     1/1/2004             3/31/2004               109.29                   96.15                   104.35
     4/1/2004             6/30/2004               107.5                    87.68                    94.16
     7/1/2004             9/30/2004                94.96                   83.29                    93.24
    10/1/2004            12/31/2004               110.88                   90.74                   104.04

     1/1/2005             3/31/2005               113.93                  101.79                   109.99
     4/1/2005             6/30/2005               114.25                   94.75                   102.02
     7/1/2005             9/30/2005               121.7                   102.02                   121.58
    10/1/2005            12/30/2005               134.99                  110.23                   127.71

     1/1/2006             3/31/2006               159.63                  124.23                   156.96
     4/1/2006             6/30/2006               169.31                  136.79                   150.43
     7/1/2006             9/29/2006               171.15                  138.97                   169.17
    10/1/2006            12/29/2006               206.7                   168.51                   199.35

     1/1/2007             3/31/2007               222.75                  189.85                   206.63
     4/1/2007             6/30/2007               233.97                  203.29                   216.75
     7/1/2007             7/12/2007               225.77                  214.65                   220.29


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              General Motors Corp.
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
   Period-Start           Period-End         Reference Stock          Reference Stock           the Reference
       Date                  Date                 in ($)                   in ($)                Stock in ($)
       ----                  ----                 ------                   ------                ------------
     1/1/2004             3/31/2004               55.55                   44.72                    47.1
     4/1/2004             6/30/2004               50.04                   42.88                    46.59
     7/1/2004             9/30/2004               46.93                   40.53                    42.48
    10/1/2004            12/31/2004               43.29                   36.9                     40.06

     1/1/2005             3/31/2005               40.8                    27.98                    29.39
     4/1/2005             6/30/2005               36.65                   24.67                    34
     7/1/2005             9/30/2005               37.7                    30.21                    30.61
    10/1/2005            12/30/2005               31.5                    18.33                    19.42

     1/1/2006             3/31/2006               24.6                    18.47                    21.27
     4/1/2006             6/30/2006               30.56                   19                       29.79
     7/1/2006             9/29/2006               33.64                   27.12                    33.26
    10/1/2006            12/29/2006               36.56                   28.49                    30.72

     1/1/2007             3/31/2007               37.24                   28.81                    30.64
     4/1/2007             6/30/2007               38.66                   28.86                    37.8
     7/1/2007             7/12/2007               38.27                   35.98                    37.54


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Nuance Communications Inc.
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
   Period-Start           Period-End         Reference Stock          Reference Stock           the Reference
       Date                  Date                 in ($)                   in ($)                Stock in ($)
       ----                  ----                 ------                   ------                ------------
     1/1/2004             3/31/2004                6.36                     4.63                    5.55
     4/1/2004             6/30/2004                5.84                     4.58                    4.95
     7/1/2004             9/30/2004                5                        3.61                    4.08
    10/1/2004            12/31/2004                4.51                     3.25                    4.19

     1/1/2005             3/31/2005                4.8                      3.43                    3.72
     4/1/2005             6/30/2005                4.64                     3.42                    3.77
     7/1/2005             9/30/2005                5.38                     3.74                    5.33
    10/1/2005            12/30/2005                7.89                     4.6                     7.63

     1/1/2006             3/31/2006               12.04                     7.41                   11.81
     4/1/2006             6/30/2006               13.48                     7.37                   10.06
     7/1/2006             9/29/2006               10.39                     6.94                    8.17
    10/1/2006            12/29/2006               12.08                     7.64                   11.46

     1/1/2007             3/31/2007               16.63                    11                      15.31
     4/1/2007             6/30/2007               18.85                    14.94                   16.73
     7/1/2007             7/12/2007               17.79                    16.43                   17.75


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  Manitowoc Co.
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
   Period-Start           Period-End         Reference Stock          Reference Stock           the Reference
       Date                  Date                 in ($)                   in ($)                Stock in ($)
       ----                  ----                 ------                   ------                ------------
     1/1/2004             3/31/2004               16.88                   13.795                   14.79
     4/1/2004             6/30/2004               16.925                  14.68                    16.925
     7/1/2004             9/30/2004               17.805                  14.925                   17.73
    10/1/2004            12/31/2004               19.925                  16.25                    18.825

     1/1/2005             3/31/2005               21.295                  17.15                    20.195
     4/1/2005             6/30/2005               21.315                  17.965                   20.51
     7/1/2005             9/30/2005               25.4                    20.575                   25.125
    10/1/2005            12/30/2005               27                      22.75                    25.11

     1/1/2006             3/31/2006               47.695                  24.82                    45.575
     4/1/2006             6/30/2006               56.03                   34                       44.5
     7/1/2006             9/29/2006               47.16                   34.65                    44.79
    10/1/2006            12/29/2006               62.66                   44.61                    59.43

     1/1/2007             3/31/2007               66                      51.34                    63.53
     4/1/2007             6/30/2007               84.4                    62.89                    80.38
     7/1/2007             7/12/2007               86.8                    81.19                    84.54


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             BHP Billiton Ltd. (ADS)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
   Period-Start           Period-End         Reference Stock          Reference Stock           the Reference
       Date                  Date                 in ($)                   in ($)                Stock in ($)
       ----                  ----                 ------                   ------                ------------
     1/1/2004             3/31/2004               20.1                    16.63                    18.78
     4/1/2004             6/30/2004               19.46                   14.612                   17.52
     7/1/2004             9/30/2004               20.89                   17.36                    20.75
    10/1/2004            12/31/2004               24.38                   19.8                     24.02

     1/1/2005             3/31/2005               31.01                   22.58                    27.98
     4/1/2005             6/30/2005               28.86                   23.46                    27.3
     7/1/2005             9/30/2005               34.48                   27.1                     34.18
    10/1/2005            12/30/2005               33.9                    29.24                    33.42

     1/1/2006             3/31/2006               40.35                   33.45                    39.85
     4/1/2006             6/30/2006               50.74                   35.8001                  43.07
     7/1/2006             9/29/2006               44.67                   34.74                    37.88
    10/1/2006            12/29/2006               44.35                   35.79                    39.75

     1/1/2007             3/31/2007               48.8                    36.37                    48.45
     4/1/2007             6/30/2007               60.58                   48.08                    59.75
     7/1/2007             7/12/2007               68.8799                 60.48                    68.62


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  Goldcorp Inc.
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
   Period-Start           Period-End         Reference Stock          Reference Stock           the Reference
       Date                  Date                 in ($)                   in ($)                Stock in ($)
       ----                  ----                 ------                   ------                ------------
     1/1/2004             3/31/2004               16.59                    12.89                    14.81
     4/1/2004             6/30/2004               15.05                    10.11                    11.67
     7/1/2004             9/30/2004               13.94                    10.93                    13.86
    10/1/2004            12/31/2004               15.79                    13.02                    15.04

     1/1/2005             3/31/2005               15.51                    12.85                    14.21
     4/1/2005             6/30/2005               16.1                     12.04                    15.78
     7/1/2005             9/30/2005               21.06                    15.01                    20.04
    10/1/2005            12/30/2005               22.78                    17.49                    22.28

     1/1/2006             3/31/2006               30.44                    22.28                    29.25
     4/1/2006             6/30/2006               41.66                    24.07                    30.22
     7/1/2006             9/29/2006               31.59                    21.63                    23.6
    10/1/2006            12/29/2006               31.47                    20.35                    28.44

     1/1/2007             3/31/2007               29.49                    23.01                    24.02
     4/1/2007             6/30/2007               26.93                    22.36                    23.69
     7/1/2007             7/12/2007               26.74                    23.87                    26.68


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Garmin Ltd.
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
   Period-Start           Period-End         Reference Stock          Reference Stock           the Reference
       Date                  Date                 in ($)                   in ($)                Stock in ($)
       ----                  ----                 ------                   ------                ------------
     1/1/2004             3/31/2004               29.735                   19.855                  21.355
     4/1/2004             6/30/2004               22                       14.04                   18.53
     7/1/2004             9/30/2004               21.975                   15.755                  21.625
    10/1/2004            12/31/2004               31.035                   21.55                   30.42

     1/1/2005             3/31/2005               30.72                    21.769                  23.16
     4/1/2005             6/30/2005               23.635                   19.52                   21.375
     7/1/2005             9/30/2005               34.04                    21.455                  33.915
    10/1/2005            12/30/2005               35.34                    26.985                  33.175

     1/1/2006             3/31/2006               42.3875                  29.75                   39.715
     4/1/2006             6/30/2006               54.75                    39.965                  52.72
     7/1/2006             9/29/2006               54.1                     41.2                    48.78
    10/1/2006            12/29/2006               56.89                    44.53                   55.66

     1/1/2007             3/31/2007               59.3                     48.46                   54.15
     4/1/2007             6/30/2007               75.66                    52.18                   73.97
     7/1/2007             7/12/2007               82.09                    73.58                   81.48


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Apple Inc.
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
   Period-Start           Period-End         Reference Stock          Reference Stock           the Reference
       Date                  Date                 in ($)                   in ($)                Stock in ($)
       ----                  ----                 ------                   ------                ------------
     1/1/2004             3/31/2004               14.07                    10.59                    13.52
     4/1/2004             6/30/2004               17.095                   12.745                   16.27
     7/1/2004             9/30/2004               19.635                   14.37                    19.375
    10/1/2004            12/31/2004               34.785                   18.825                   32.2

     1/1/2005             3/31/2005               45.44                    31.3                     41.67
     4/1/2005             6/30/2005               44.45                    33.11                    36.81
     7/1/2005             9/30/2005               54.56                    36.29                    53.61
    10/1/2005            12/30/2005               75.46                    47.87                    71.89

     1/1/2006             3/31/2006               86.4                     57.67                    62.72
     4/1/2006             6/30/2006               73.8                     55.41                    57.27
     7/1/2006             9/29/2006               77.78                    50.16                    76.98
    10/1/2006            12/29/2006               93.159                   72.6                     84.84

     1/1/2007             3/31/2007               97.8                     81.9                     92.91
     4/1/2007             6/30/2007              127.61                    89.6                    122.04
     7/1/2007             7/12/2007              134.5                    119.3                    134.0699


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Advanced Micro Devices Inc.
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
   Period-Start           Period-End         Reference Stock          Reference Stock           the Reference
       Date                  Date                 in ($)                   in ($)                Stock in ($)
       ----                  ----                 ------                   ------                ------------
     1/1/2004             3/31/2004               17.5                     13.6                    16.23
     4/1/2004             6/30/2004               17.6                     13.65                   15.9
     7/1/2004             9/30/2004               15.9                     10.76                   13
    10/1/2004            12/31/2004               24.95                    13.09                   22.02

     1/1/2005             3/31/2005               22.3                     14.63                   16.12
     4/1/2005             6/30/2005               18.34                    14.08                   17.34
     7/1/2005             9/30/2005               25.75                    17.22                   25.2
    10/1/2005            12/30/2005               31.84                    20.22                   30.6

     1/1/2006             3/31/2006               42.7                     30.88                   33.16
     4/1/2006             6/30/2006               35.75                    23.46                   24.42
     7/1/2006             9/29/2006               27.9                     16.9                    24.85
    10/1/2006            12/29/2006               25.69                    19.9                    20.35

     1/1/2007             3/31/2007               20.63                    12.96                   13.06
     4/1/2007             6/30/2007               15.95                    12.6                    14.3
     7/1/2007             7/12/2007               15.4                     14.11                   15.36


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Intel Corp.
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
   Period-Start           Period-End         Reference Stock          Reference Stock           the Reference
       Date                  Date                 in ($)                   in ($)                Stock in ($)
       ----                  ----                 ------                   ------                ------------
     1/1/2004             3/31/2004               34.6                     26.03                    27.2
     4/1/2004             6/30/2004               29.01                    25.61                    27.6
     7/1/2004             9/30/2004               27.48                    19.64                    20.06
    10/1/2004            12/31/2004               24.99                    20.22                    23.39

     1/1/2005             3/31/2005               25.47                    21.89                    23.23
     4/1/2005             6/30/2005               28                       21.94                    26.02
     7/1/2005             9/30/2005               28.84                    23.8                     24.65
    10/1/2005            12/30/2005               27.4901                  22.53                    24.96

     1/1/2006             3/31/2006               26.63                    19.31                    19.46
     4/1/2006             6/30/2006               20.27                    16.75                    19
     7/1/2006             9/29/2006               20.95                    16.84                    20.57
    10/1/2006            12/29/2006               22.5                     20.03                    20.25

     1/1/2007             3/31/2007               22.3                     18.75                    19.13
     4/1/2007             6/30/2007               24.45                    19.03                    23.7399
     7/1/2007             7/12/2007               26                       23.86                    26


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Nordstrom Inc.
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
   Period-Start           Period-End         Reference Stock          Reference Stock           the Reference
       Date                  Date                 in ($)                   in ($)                Stock in ($)
       ----                  ----                 ------                   ------                ------------
     1/1/2004             3/31/2004               20.625                   16.55                    19.95
     4/1/2004             6/30/2004               22.5                     17.425                   21.305
     7/1/2004             9/30/2004               23.15                    18.03                    19.12
    10/1/2004            12/31/2004               23.66                    19.095                   23.365

     1/1/2005             3/31/2005               27.855                   22.71                    27.69
     4/1/2005             6/30/2005               35.1                     24.45                    33.985
     7/1/2005             9/30/2005               37.96                    30.95                    34.32
    10/1/2005            12/30/2005               39                       30.41                    37.4

     1/1/2006             3/31/2006               42.9                     36.3                     39.18
     4/1/2006             6/30/2006               42.17                    33.41                    36.5
     7/1/2006             9/29/2006               43.99                    31.77                    42.3
    10/1/2006            12/29/2006               51.4                     42.11                    49.34

     1/1/2007             3/31/2007               59.7                     49.35                    52.94
     4/1/2007             6/30/2007               56.96                    48.6                     51.12
     7/1/2007             7/12/2007               51.25                    47.1                     48.94


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Dynegy Inc. (CI A)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
   Period-Start           Period-End         Reference Stock          Reference Stock           the Reference
       Date                  Date                 in ($)                   in ($)                Stock in ($)
       ----                  ----                 ------                   ------                ------------
     1/1/2004             3/31/2004                5.3                     3.4                      3.96
     4/1/2004             6/30/2004                4.5                     3.67                     4.26
     7/1/2004             9/30/2004                5.05                    3.91                     4.99
    10/1/2004            12/31/2004                6.09                    4.21                     4.62

     1/1/2005             3/31/2005                4.87                    3.52                     3.91
     4/1/2005             6/30/2005                5.15                    3.21                     4.86
     7/1/2005             9/30/2005                5.7                     4.29                     4.71
    10/1/2005            12/30/2005                5.14                    4.06                     4.84

     1/1/2006             3/31/2006                5.81                    4.53                     4.8
     4/1/2006             6/30/2006                5.65                    4.5                      5.47
     7/1/2006             9/29/2006                6.38                    5.01                     5.54
    10/1/2006            12/29/2006                7.32                    5.35                     7.24

     1/1/2007             3/31/2007                9.74                    6.47                     9.26
     4/1/2007             6/30/2007               10.95                    8.9                      9.44
     7/1/2007             7/12/2007               10                       9.4                      9.98


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Network Appliance Inc.
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
   Period-Start           Period-End         Reference Stock          Reference Stock           the Reference
       Date                  Date                 in ($)                   in ($)                Stock in ($)
       ----                  ----                 ------                   ------                ------------
     1/1/2004             3/31/2004                24.25                   19.25                    21.53
     4/1/2004             6/30/2004                22.95                   18.04                    21.53
     7/1/2004             9/30/2004                23.49                   15.92                    23.05
    10/1/2004            12/31/2004                34.99                   22.72                    33.22

     1/1/2005             3/31/2005                34.98                   26.28                    27.66
     4/1/2005             6/30/2005                30.6                    25.55                    28.27
     7/1/2005             9/30/2005                29.2                    22.5                     23.74
    10/1/2005            12/30/2005                30.22                   22.79                    27

     1/1/2006             3/31/2006                36.96                   27.13                    36.03
     4/1/2006             6/30/2006                38.5                    30.19                    35.3
     7/1/2006             9/29/2006                37.5                    25.85                    37.01
    10/1/2006            12/29/2006                41.56                   35.44                    39.28

     1/1/2007             3/31/2007                40.89                   35.44                    36.52
     4/1/2007             6/30/2007                39.08                   29.02                    29.19
     7/1/2007             7/12/2007                30.22                   28.5                     30


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                    KBR Inc.
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
   Period-Start           Period-End         Reference Stock          Reference Stock           the Reference
       Date                  Date                 in ($)                   in ($)                Stock in ($)
       ----                  ----                 ------                   ------                ------------
     1/1/2004             3/31/2004                 n/a                     n/a                      n/a
     4/1/2004             6/30/2004                 n/a                     n/a                      n/a
     7/1/2004             9/30/2004                 n/a                     n/a                      n/a
    10/1/2004            12/31/2004                 n/a                     n/a                      n/a

     1/1/2005             3/31/2005                 n/a                     n/a                      n/a
     4/1/2005             6/30/2005                 n/a                     n/a                      n/a
     7/1/2005             9/30/2005                 n/a                     n/a                      n/a
    10/1/2005            12/30/2005                 n/a                     n/a                      n/a

     1/1/2006             3/31/2006                 n/a                     n/a                      n/a
     4/1/2006             6/30/2006                 n/a                     n/a                      n/a
     7/1/2006             9/29/2006                 n/a                     n/a                      n/a
    10/1/2006            12/29/2006                27.63                   17                       26.16

     1/1/2007             3/31/2007                26.1                    19.66                    20.35
     4/1/2007             6/30/2007                29.34                   20.13                    26.23
     7/1/2007             7/12/2007                35.44                   26.31                    35.28


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Bucyrus International Inc. (CI A)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
   Period-Start           Period-End         Reference Stock          Reference Stock           the Reference
       Date                  Date                 in ($)                   in ($)                Stock in ($)
       ----                  ----                 ------                   ------                ------------
     1/1/2004             3/31/2004                n/a                     n/a                      n/a
     4/1/2004             6/30/2004                n/a                     n/a                      n/a
     7/1/2004             9/30/2004              23.6333                 12                       22.4
    10/1/2004            12/31/2004              28.1867                 17.9067                  27.0933

     1/1/2005             3/31/2005              31.1667                 23.1267                  26.04
     4/1/2005             6/30/2005              26.5                    21.0667                  25.32
     7/1/2005             9/30/2005              32.9733                 23.2733                  32.7533
    10/1/2005            12/30/2005              36.1667                 25.48                    35.1333

     1/1/2006             3/31/2006              49.4                    34.5867                  48.19
     4/1/2006             6/30/2006              60.71                   37.73                    50.5
     7/1/2006             9/29/2006              53.41                   38.56                    42.42
    10/1/2006            12/29/2006              52.12                   39.87                    51.76

     1/1/2007             3/31/2007              58.44                   44.63                    51.5
     4/1/2007             6/30/2007              73.19                   50.4                     70.78
     7/1/2007             7/12/2007              78.42                   70.72                    78.15


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Foster Wheeler Ltd.
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
   Period-Start           Period-End         Reference Stock          Reference Stock           the Reference
       Date                  Date                 in ($)                   in ($)                Stock in ($)
       ----                  ----                 ------                   ------                ------------
     1/1/2004             3/31/2004                38.4                    19.6                     35
     4/1/2004             6/30/2004                36.6                    21.6                     28
     7/1/2004             9/30/2004                28                       8.8                      9.4
    10/1/2004            12/31/2004                17                       8.4                     15.87

     1/1/2005             3/31/2005                19.65                   12.4                     17.4
     4/1/2005             6/30/2005                19.77                   12.85                    19.66
     7/1/2005             9/30/2005                31.44                   19.34                    30.89
    10/1/2005            12/30/2005                37.89                   26.26                    36.78

     1/1/2006             3/31/2006                53.7                    35.9827                  47.31
     4/1/2006             6/30/2006                52.88                   34.86                    43.2
     7/1/2006             9/29/2006                44.86                   32.01                    38.59
    10/1/2006            12/29/2006                56.93                   38.05                    55.14

     1/1/2007             3/31/2007                59.59                   46.5                     58.39
     4/1/2007             6/30/2007               110.37                   57.93                   106.99
     7/1/2007             7/12/2007               121                     106.991                  120.69


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Ford Motor Co.
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
   Period-Start           Period-End         Reference Stock          Reference Stock           the Reference
       Date                  Date                 in ($)                   in ($)                Stock in ($)
       ----                  ----                 ------                   ------                ------------
     1/1/2004             3/31/2004               17.34                    12.75                    13.57
     4/1/2004             6/30/2004               16.48                    13                       15.65
     7/1/2004             9/30/2004               15.77                    13.61                    14.05
    10/1/2004            12/31/2004               15                       12.61                    14.64

     1/1/2005             3/31/2005               14.75                    10.94                    11.33
     4/1/2005             6/30/2005               11.69                     9.07                    10.24
     7/1/2005             9/30/2005               11.19                     9.55                     9.86
    10/1/2005            12/30/2005               10                        7.57                     7.72

     1/1/2006             3/31/2006                8.96                     7.39                     7.96
     4/1/2006             6/30/2006                8.05                     6.17                     6.93
     7/1/2006             9/29/2006                9.48                     6.06                     8.09
    10/1/2006            12/29/2006                9.19                     6.85                     7.51

     1/1/2007             3/31/2007                8.97                     7.43                     7.89
     4/1/2007             6/30/2007                9.7                      7.67                     9.42
     7/1/2007             7/12/2007                9.64                     8.81                     8.96


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Washington Mutual Inc.
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
   Period-Start           Period-End         Reference Stock          Reference Stock           the Reference
       Date                  Date                 in ($)                   in ($)                Stock in ($)
       ----                  ----                 ------                   ------                ------------
     1/1/2004             3/31/2004                45.47                   39.45                    42.71
     4/1/2004             6/30/2004                44.99                   36.8                     38.64
     7/1/2004             9/30/2004                40.88                   37.54                    39.08
    10/1/2004            12/31/2004                42.5                    37.51                    42.28

     1/1/2005             3/31/2005                42.81                   38.7                     39.5
     4/1/2005             6/30/2005                42.97                   37.75                    40.69
     7/1/2005             9/30/2005                43.9                    39.12                    39.22
    10/1/2005            12/30/2005                45.06                   36.64                    43.5

     1/1/2006             3/31/2006                45.6                    41.57                    42.62
     4/1/2006             6/30/2006                47.01                   42.44                    45.58
     7/1/2006             9/29/2006                46.79                   41.03                    43.47
    10/1/2006            12/29/2006                46.38                   42.01                    45.49

     1/1/2007             3/31/2007                46.02                   38.73                    40.38
     4/1/2007             6/30/2007                44.66                   38.76                    42.64
     7/1/2007             7/12/2007                43.85                   42.01                    42.48


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  Netflix Inc.
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
   Period-Start           Period-End         Reference Stock          Reference Stock           the Reference
       Date                  Date                 in ($)                   in ($)                Stock in ($)
       ----                  ----                 ------                   ------                ------------
     1/1/2004             3/31/2004                39.77                   26.895                   34.12
     4/1/2004             6/30/2004                38.62                   25.17                    36
     7/1/2004             9/30/2004                36.07                   13.85                    15.42
    10/1/2004            12/31/2004                19.6                     9.25                    12.33

     1/1/2005             3/31/2005                13.12                    8.91                    10.85
     4/1/2005             6/30/2005                19.27                   10.51                    16.41
     7/1/2005             9/30/2005                26.65                   16                       25.99
    10/1/2005            12/30/2005                30.25                   22.54                    27.06

     1/1/2006             3/31/2006                29.92                   23.09                    28.99
     4/1/2006             6/30/2006                33.12                   25.8                     27.21
     7/1/2006             9/29/2006                27.56                   18.12                    22.78
    10/1/2006            12/29/2006                30                      21.95                    25.86

     1/1/2007             3/31/2007                26.8                    20.3                     23.19
     4/1/2007             6/30/2007                25.99                   19.05                    19.39
     7/1/2007             7/12/2007                20.84                   19.37                    20.11


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Stillwater Mining Co.
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
   Period-Start           Period-End         Reference Stock          Reference Stock           the Reference
       Date                  Date                 in ($)                   in ($)                Stock in ($)
       ----                  ----                 ------                   ------                ------------
     1/1/2004             3/31/2004                16.08                     9                      15.7
     4/1/2004             6/30/2004                18.18                    11.31                   15.01
     7/1/2004             9/30/2004                16.59                    12.6                    15.5
    10/1/2004            12/31/2004                16.3                      9.53                   11.26

     1/1/2005             3/31/2005                12.5                      9.37                    9.85
     4/1/2005             6/30/2005                 9.93                     6.05                    7.42
     7/1/2005             9/30/2005                10.35                     7.13                    9.15
    10/1/2005            12/30/2005                12.46                     8.11                   11.57

     1/1/2006             3/31/2006                17.33                   11.62                    16.46
     4/1/2006             6/30/2006                19                      10.23                    12.68
     7/1/2006             9/29/2006                13.1                     7.89                     8.4
    10/1/2006            12/29/2006                14.1                     7.95                    12.49

     1/1/2007             3/31/2007                14.98                   10.89                    12.69
     4/1/2007             6/30/2007                16.47                   10.62                    11.01
     7/1/2007             7/12/2007                12.22                   10.84                    12.10


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

         We expect that delivery of the Notes will be made against payment for the Notes on or about July 31, 2007, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.



Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated March 6, 2007 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.



Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated March 6, 2007, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

                  No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                      $[o]



                                   [RBC LOGO]



                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes


                                   July , 2007